Exhibit 99.1
DEERFIELD & COMPANY LLC
(An Illinois Limited Liability Company)
A MAJORITY-OWNED INDIRECT SUBSIDIARY OF TRIARC COMPANIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollar amounts in thousands)

	September 30,	December 31,
	2007	2006
ASSETS
Cash (including cash equivalents of $6,368 and $12,186)	$14,139	$17,944
Restricted cash equivalents	—	400
Investment advisory fee receivables	8,661	24,364
Investments (Note 3)	7,082	15,369
Investments pledged (Note 3 and 7)	5,122	8,168
Fixed assets (net of accumulated depreciation of $2,176 and $1,200)	10,716	11,664
Intangible assets (net of accumulated depreciation of $118 and $75)	62	105
Deferred costs (Note 9)	1,231	1,082
Prepaid expenses	1,088	6,214
Assets held for sale and other receivables (Note 4)	2,829	212

TOTAL ASSETS	$50,930	$85,522

LIABILITIES AND MEMBERS’ EQUITY
LIABILITIES:
Accrued expense (Note 5)	$16,920	$32,681
Accounts payable	116	704
Deferred revenue	114	810
Deferred rent payable (Note 6)	4,647	4,203
Other liabilities (Note 9)	1,181	842
Notes payable (Note 7)	4,400	8,585

TOTAL LIABILITIES	27,378	47,825

Commitments and contingencies (Notes 6 and 7)

MEMBERS’ EQUITY (Including accumulated other comprehensive losses of $3,472 and $1,008, respectively) (Note 8)	23,552	37,697

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$50,930	$85,522

See accompanying notes to condensed consolidated financial statements.

DEERFIELD & COMPANY LLC
(An Illinois Limited Liability Company)
A MAJORITY-OWNED INDIRECT SUBSIDIARY OF TRIARC COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(Dollar amounts in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2007	2006	2007	2006
REVENUES:
Investment advisory fees	$16,220	$17,192	$47,348	$48,228
Other related fees	693	1,017	2,234	1,474

Total revenues	16,913	18,209	49,582	49,702

EXPENSES:
Compensation and benefits (Note 9)	9,164	11,692	30,801	31,812
General and administrative	1,725	1,775	5,525	5,385
Depreciation and amortization	345	343	1,019	1,098

Total expenses	11,234	13,810	37,345	38,295

Operating profit	5,679	4,399	12,237	11,407

Investment income (loss), net (Note 3)	(4,499)	912	(5,184)	2,392
Interest expense (Note 7)	(92)	(225)	(313)	(517)
Other expense, net (Note 4)	(3,797)	(963)	(3,729)	(963)

INCOME (LOSS) BEFORE INCOME TAXES	(2,709)	4,123	3,011	12,319

Provision (benefit) for income taxes	(28)	48	208	103

NET INCOME (LOSS)	$(2,681)	$4,075	$2,803	$12,216

See accompanying notes to condensed consolidated financial statements.

DEERFIELD & COMPANY LLC
(An Illinois Limited Liability Company)
A MAJORITY-OWNED INDIRECT SUBSIDIARY OF TRIARC COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Dollar amounts in thousands)

	Nine months ended
	September 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,803	$12,216
Adjustments to reconcile net income to net cash provided by operating activities:
Noncash compensation	1,115	695
Depreciation and amortization, excluding amortization of deferred costs	1,019	1,098
Amortization of deferred costs	103	118
Dividends on CDO investments, net of accretion	536	757
Other than temporary impairment on available-for-sale securities	7,395	655
Realized gain on available-for-sale investment	(24)	—
Net unrealized (gain) loss on derivative assets	(1,078)	100
Net realized gain on trading securities	(8)	(761)
Net (purchases) sales of trading securities	278	(157)
Recognition of deferred revenue	277	(1,042)
Straight-line lease accrual	444	716
Changes in operating assets and liabilities:
Decrease in investment advisory fee receivable	15,373	8,138
Decrease (increase) in prepaid expenses, assets held for sale and other receivables	3,871	(1,598)
Decrease in accrued expenses and accounts payable	(17,168)	(7,520)

Net cash provided by operating activities	14,936	13,415

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of fixed assets	(28)	(7,867)
Purchases of intangible assets	—	(50)
Call proceeds from a CDO investment	—	5,077
Decrease in restricted cash	400	—

Net cash provided by (used in) investing activities	372	(2,840)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of notes payable	—	4,000
Repayments of notes payable	(4,243)	(3,865)
Distributions to members	(14,893)	(7,534)

Net cash used in financing activities	(19,136)	(7,399)
Effect of exchange rates on cash and cash equivalents	23	(3)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(3,805)	3,173

CASH AND CASH EQUIVALENTS—Beginning of period	17,944	12,505

CASH AND CASH EQUIVALENTS—End of period	$14,139	$15,678

	Nine months ended
	September 30,
	2007	2006
SUPPLEMENTAL INFORMATION
Cash paid for interest	$302	$429

Net cash paid for taxes	$286	$193

Supplemental non-cash investing activities:
Receipt of investment securities for incentive fees earned	$330	$378

Purchases of fixed assets paid for through landlord lease incentives	$—	$122

Purchases of investments through seller financings	$—	$950

Transfer of available-for-sale securities in regards to employee stock grants	$255	$—

See accompanying notes to condensed consolidated financial statements.

DEERFIELD & COMPANY LLC
(An Illinois Limited Liability Company)
A MAJORITY-OWNED INDIRECT SUBSIDIARY OF TRIARC COMPANIES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Dollar amounts in thousands)
1. ORGANIZATION AND NATURE OF BUSINESS
     Deerfield & Company LLC (“Deerfield”), an Illinois limited liability company, was organized on February 24, 1997, and commenced operations on March 1, 1997. Deerfield commenced operations under an original predecessor company, Springfield International Investments (Chicago), Inc., on July 20, 1993. The consolidated financial statements include the accounts of Deerfield and its subsidiaries (collectively, the “Company”).
     The Company’s wholly-owned subsidiaries at September 30, 2007 were Deerfield Capital Management LLC (“DCM”) and Deerfield Capital Management (Europe) Limited (“DCM Europe”). DCM serves as the trading advisor for four fixed income investment funds and six private investment accounts (hereafter referred to collectively as the “Funds”). DCM also manages the assets of a publicly traded real estate investment trust (the “REIT”) and serves as a collateral manager for 31 collateralized debt obligations (“CDO”), collateralized loan obligations (“CLO”), collateralized bond obligations, and a structured loan fund (hereafter referred to collectively as the “CDOs”). DCM earns management and incentive fees for the services provided to the Funds, the REIT, and the CDOs. As of September 30, 2007, DCM has approximately $15.5 billion in assets under management. DCM Europe commenced operations on July 3, 2006 and serves solely as a marketing and investment advisor for DCM’s prospective and existing European based CLOs for which DCM expects to serve or serves as a collateral manager. Rosemont Trading Company LLC, a former subsidiary of Deerfield, was an investment vehicle used by Deerfield to explore a potential new investment strategy for a hedge fund, which was liquidated as of March 31, 2007 and dissolved on June 26, 2007. The Company’s management directs Deerfield’s operations as one business or segment, which is asset management.
2. SIGNIFICANT ACCOUNTING POLICIES
     The Company’s significant accounting policies are included in the notes to the consolidated financial statements for the year ended December 31, 2006. There were no significant changes to these policies during the nine months ended September 30, 2007.
     Basis of Presentation
     The accompanying unaudited consolidated financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. Accordingly, the Company did not include all of the information and footnotes for complete financial statements as required by GAAP. The interim unaudited financial statements should be read in conjunction with the Company’s audited financial statements as of and for the year ended December 31, 2006. In the opinion of the Company’s management all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the Company’s financial position, results of operations and cash flows have been included. The nature of the Company’s business is such that the results of any interim period are not necessarily indicative of results for a full year.
     Recent Accounting Pronouncements
     In June 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”), an Interpretation of FASB Statement No. 109. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 is effective January 1, 2007. The Company adopted FIN 48 as of January 1, 2007. The adoption of FIN 48 did not have a material impact on the Company’s consolidated financial statements.
     In September 2006, the FASB issued Statement of Financial Accounting Standard (“SFAS”) No. 157, Fair Value Measurement. SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS No. 157 is effective for the Company as of January 1, 2008. The Company is currently evaluating the potential impact of adopting this standard.
     In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS No. 159 permits entities to choose to measure financial instruments and certain other items at fair value that are not currently required to be measured at fair value. SFAS No. 159 is effective for the Company as of January 1, 2008. The Company expects to elect the Fair Value Option for its investments in preferred shares of CDOs.
     In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No. 51. SFAS No. 160 requires that a noncontrolling interest in a subsidiary be reported as equity and the amount of consolidated net income specifically attributable to the noncontrolling interest be identified in the consolidated financial statements. It also calls for consistency in the manner of reporting changes in the parent’s ownership interest and requires fair value measurement of any noncontrolling equity investment retained in a deconsolidation. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company is currently evaluating the impact adopting SFAS No. 160 will have on its consolidated financial condition, results of operations, and cash flows.
     In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations. SFAS No. 141R broadens the guidance of SFAS No. 141, extending its applicability to all transactions and other events in which one entity obtains control over one or more other businesses. It broadens the fair value measurement and recognition of assets acquired, liabilities assumed, and interests transferred as a result of business combinations. SFAS No. 141R expands on required disclosures to improve the statement users’ abilities to evaluate the nature and financial effects of business combinations. SFAS No. 141R is effective for the first annual reporting period beginning on or after December 15, 2008. The Company is currently evaluating the impact SFAS No. 141R will have on its consolidate financial statements and does not expect the adoption of SFAS No. 141R to have a material effect on its consolidated financial condition, results of operations, or cash flows.
3. INVESTMENTS
     As a condition to obtaining the management contract with certain CDOs, the Company was required to make an initial investment in certain of the CDOs it manages. The Company has one Euro denominated investment in a CLO in its portfolio. The Euro denominated investment was converted into United States dollars at the September 30, 2007 exchange rate. Additionally, a portion of the management fees earned from the REIT was paid in restricted stock and stock options and 15% of the incentive fee earned is payable in REIT stock. The Company’s investment portfolio consists of these required investments, and management considers the investment income earned on these investments to be part of the Company’s core business due to the commitments made to the Company’s investors and the terms of the management agreements.
     The following is a summary of the Company’s investments at September 30, 2007:

		Unrealized Holding		Fair	Carrying
	Cost	Gains	Losses	Value	Amount
Available-for-sale:
Preferred shares of CDOs	$8,623	$—	$(1,486)	$7,137	$7,137
Vested common stock in the REIT	4,949	—	(2,002)	2,947	2,947

		$—	$(3,488)

Derivatives:
Vested stock options in the REIT	504			601	601

Other:
Unvested stock in the REIT	1,218			1,218	1,218
Unvested stock options of the REIT	301			301	301

Total	$15,595			$12,204	$12,204

     The carrying amount of investments in preferred shares of CDOs by contractual maturity at September 30, 2007, is as follows:

Carrying
Maturity date	Amount
Within 1 year	$—
1-5 years	545
5-10 years	4,480
After 10 years	2,112

Total	$7,137

     The CDOs are subject to early redemption in certain circumstances that vary by CDO.
     The following table sets forth the fair value and gross unrealized losses of the Company’s available-for-sale investments that were in an unrealized loss position aggregated by length of time that such individual securities have been in a continuous unrealized loss position, at September 30, 2007:

	Less than		Greater than
	12 Months		12 Months		Total
		Gross		Gross		Gross
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses
Preferred shares of CDOs (3 securities)	$5,024	$(1,298)	$642	$(188)	$5,666	$(1,486)
     The Company does not believe that any of the gross unrealized losses set forth in the table above represent other than temporary losses because there has not been an adverse change in estimated future cash flows and the Company has the ability and intent to hold these investments for a period of time sufficient to recover the amortized cost of these investments. The Company believes the temporary impairment of these investments is due to varying market perceptions related to the risks surrounding the general asset classes underlying the investments. During the nine months ended September 30, 2007 and 2006, the Company recognized other-than-temporary impairments of $7,395 and $655, respectively, on its available-for-sale investments, which are included in investment income, net in the consolidated statements of operations.
4. ASSETS HELD FOR SALE AND OTHER RECEIVABLES
     The Company incurred and capitalized certain costs related to a launch of a prospective new product. The costs incurred primarily related to software development, legal consultation and rating agency fees. The Company decided not to pursue the opportunity; rather, the Company pursued selling the asset generated from the incurred costs. The Company reclassified the capitalized costs of $5,847 to assets held for sale and wrote the asset down to its estimated fair market value of $3,071 less estimated selling costs of $248. The impairment charge recognized in other income (expense), net in the statement of operations for the nine months ended September 30, 2007 was $3,024. Subsequent to September 30, 2007, the Company sold the asset to an existing member and former employee of the Company for 1.5% of the member’s Class B Profits Only interests in the Company.
5. ACCRUED EXPENSES
     The following is a summary of the components of accrued expenses at September 30, 2007:

Accrued compensation and related benefits	$16,381
Accrued professional fees	312
Accrued taxes	91
Accrued interest	41
Other	95

Total	$16,920

6. LEASES AND LEASE COMMITMENTS
     Total rental expense for the nine month periods ended September 30, 2007 and 2006 was $1,214 and $1,250, respectively. Rental expense included non-cash expense of $444 and $716 for the nine months ended September 30, 2007 and 2006, respectively, related to the straight-line rent accrual on the lease the Company entered into in July 2005 for its new corporate headquarters.

     In January 2007, DCM Europe entered into an eighteen month lease expiring October 31, 2008, with a commencement date of May 1, 2007, which will serve as DCM Europe’s primary office space.
     Certain of these leases also provide for payment of certain executory costs, which are not included in the minimum rentals set forth below. Future minimum lease commitments on the Company’s operating leases having an initial lease term in excess of one year as of September 30, 2007 are as follows:

2007	$289
2008	1,147
2009	1,147
2010	1,188
2011	1,222
Thereafter	12,537

Total	$17,530

7. NOTES PAYABLE
     The following is a summary of the Company’s outstanding notes payable to financial institutions related to the Company’s investments in certain CDOs it manages at September 30, 2007:

Balance		Terms
$1,634	LIBOR + 1%; quarterly reset	Non-recourse note secured by preferred shares of a CDO with a carrying value of $4,480 as of September 30, 2007. No stated maturity; principal and interest payments equal to 62.5% of all management fees and preferred share distributions of such CDO are required until paid in full.

766	EURIBOR + 1%;	Non-recourse note secured by preferred shares of a CDO with a carrying value of $642 as of

	quarterly reset	September 30, 2007. Maturity date is May 30, 2009. Principal and interest payments equal to 100% of all preferred share distributions and 50% of all management fees on or after October 2007 of such CDO are required until paid in full. The preferred shares and the outstanding notes are Euro denominated. They have been converted at the September 30, 2007 exchange rate.

$2,400

     Revolving Note Payable—The Company has a $10 million revolving note (“Revolving Note”) with a three year term maturing in February 2009. The Revolving Note bears interest at variable rates, determined at the Company’s option, at the prime rate less 1.25% or the one, two, or three-month LIBOR plus 1.50%. The Revolving Note contains various covenants, the most significant of which 1) require periodic financial reporting, 2) restrict the incurrence of indebtedness not explicitly permitted under the Revolving Note, 3) require a minimum net worth and 4) sets fixed coverage ratio limits. The Company believes it is in compliance with all covenants to which it is subject as of September 30, 2007. No periodic principal payments are required under the Revolving Note until maturity. However, in January 2007, the Company repaid $2 million on the Revolving Note. The outstanding balance as of September 30, 2007 was $2 million. See Note 11, Subsequent Events, for a discussion of waivers received on the Revolving Note and subsequent payments made.

8. OTHER COMPREHENSIVE INCOME
     Accumulated other comprehensive loss is a separate component of members’ equity that contains the unrealized holding gains and losses on the Company’s available-for-sale investments and foreign currency translation adjustments. The change in the accumulated other comprehensive loss for the three and nine months ended September 30, 2007 is as follows:

Balance—June 30, 2007		$(1,966)
Unrealized losses arising during the period	(6,521)
Reclassification of net realized and unrealized losses included in net income	4,980

Current period change in other comprehensive loss related to available-for-sale investments		(1,541)
Net change in foreign currency translation		35

Balance—September 30, 2007		$(3,472)

Balance—January 1, 2007		$(1,008)
Unrealized losses arising during the period	(9,860)
Reclassification of net realized and unrealized losses included in net income	7,371

Current period change in other comprehensive loss related to available-for-sale investments		(2,489)
Net change in foreign currency translation		25

Balance—September 30, 2007		$(3,472)

     The components of other comprehensive income are allocated to each class of membership interest based on the capital allocation schedule as described in the Operating Agreement.
9. EMPLOYEE BENEFIT PLANS AND OTHER COMPENSATION BENEFITS
     In March 2007, the Company granted stock of the REIT, managed by DCM, to certain employees of DCM. The grant consisted of 97,403 shares of common stock with a fair value of $1.5 million on grant date. The granted shares are subject to restrictions with a three-year vesting period. Upon grant date, the Company recorded a deferred cost of $1.5 million offset by a stock grant liability of $1.5 million. The deferred cost is amortized over the vesting period with the expense recorded in compensation and benefits in the consolidated statements of operations. The liability is marked to market with the change in fair value reflected as an adjustment to compensation and benefits in the consolidated statements of operations. Pursuant to the grant agreement, the employees are entitled to any dividends declared during the vesting period. The Company records dividend income related to the granted shares, when applicable, reflected in net investment income and an offsetting expense reflected in compensation and benefits. During the nine month period ending September 30, 2007, the Company recognized $706 and $905 of amortization of the deferred cost and changes in the fair value of the stock grant liability from employee stock grants in compensation and benefits, respectively. The total unamortized deferred costs and associated stock grant liabilities as of September 30, 2007 were $1.1 million and $1.2 million, respectively.
10. RELATED PARTIES
     The Company continues to have related party transactions of the same nature and general magnitude as those described in the notes to the consolidated financial statements for the year ended December 31, 2006.

11. SUBSEQUENT EVENTS
     On December 17, 2007, the members of the Company signed a definitive agreement to sell their interests to DFR Merger Company LLC, a wholly owned subsidiary of Deerfield Triarc Capital Corp. (“DTCC”) (“Merger”). The transaction closed on December 21, 2007.
     The aggregate consideration to be paid by DTCC in connection with the Merger consisting of approximately $74 million aggregate principal amount of five-year senior secured notes bearing an initial interest rate of LIBOR plus 500 basis points and approximately 15 million shares of newly issued DTCC series A cumulative convertible preferred stock that will be converted on a one-for-one basis into DTCC common stock upon the approval of the DTCC shareholders. In addition, DTCC agreed to pay the sellers’ transaction expenses, which are estimated at approximately $6 million.
     On December 19, 2007, the Company was granted a waiver of certain covenants and provisions specified in the Revolving Note that would have been violated as a result of the Merger. In addition, as mandated by the waiver, the Company paid the remaining outstanding balance of $2 million under the Revolving Note. The Company is unable to borrow under the Revolving Note for the duration of the waiver period. The waiver period generally ends when an amendment to the Revolving Note and relevant security agreements are executed to appropriately reflect the changes to the Company as a result of the Merger. The Company expects to finalize an amendment to the Revolving Note during the first quarter of 2008.
     Subsequent to September 30, 2007, the Company recognized other-than-temporary impairments of approximately $1.2 million on certain preferred shares of CDOs which were held as of September 30, 2007.